EXHIBIT 99.1

FOR IMMEDIATE RELEASE July 27, 2006	Media Contacts:	Tad Hutcheson tad.hutcheson@airtran.com 678.254.7442

Arne Haak (Financial) 407.318.5187		Judy Graham-Weaver judy.graham-weaver@airtran.com 678.254.7448

AIRTRAN HOLDINGS, INC., REPORTS RECORD QUARTERLY PROFIT OF $32.0 MILLION

- Revenues Up 44.2 Percent on a 23.3 Percent Increase In Capacity -

ORLANDO, Fla. (July 27, 2006) — AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported a net income of $32.0 million or $0.33 per diluted share for the second quarter 2006. AirTran Airways set new all-time quarterly records for net income, traffic as measured by revenue passenger miles (RPMs), capacity as measured by available seat miles (ASMs), passengers enplaned and load factor.

Commenting on the quarter, Joe Leonard, AirTran Airways’ chairman and chief executive officer said, “I am very proud of our record breaking second quarter performance. These results would not have been possible without the hard work of our 7,700 Crew Members, and these numbers speak clearly of the customers’ demand for our product.”

During the second quarter, AirTran Airways’ unit revenue increased 16.8 percent year over year on a 2.4 percentage point increase in load factor and a 13.2 percent improvement in yield.

Bob Fornaro, AirTran Airways’ president and chief operating officer said, “Our unit revenue performance was especially gratifying since we accomplished it on top of a 23.3 percent increase in capacity. Our operation continues to improve as we wind down the busy summer season thanks to the teamwork and dedication of our Crew Members.”

During the second quarter, fuel prices increased 33 percent year over year resulting in a 10.8 percent increase in operating costs per ASM. Stan Gadek, AirTran Airways’ chief financial officer said, “While oil prices rose to record levels, AirTran Airways managed its non-fuel unit costs amidst record growth seeing only a 1.6 percent increase.” Gadek went on to say, “We expect to see a reduction in non-fuel unit costs in the second half of 2006 year over year as we take delivery of eight additional Boeing 737-700 aircraft.”

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AirTran Holdings Reports Record Second Quarter Revenues

Highlights of AirTran Airways’ accomplishments during the second quarter and to date include:

•	Exercised options for 24 additional Boeing 737-700s, confirming the remaining options on our 100 aircraft order placed in the summer of 2003. These aircraft will be delivered in 2008-2010.

•	Took delivery of six Boeing 737s and our final two Boeing 717s.

•	Ratified five year contract with International Brotherhood of Teamsters for the Stores Clerks in June 2006.

•	Operated over 225 daily flights from Hartsfield-Jackson Atlanta International Airport.

AirTran Airways continues to expand its network with additional cities and expanded flight offerings:

•	Commenced service to White Plains, N.Y., in April with nonstop flights to Atlanta, Orlando and West Palm Beach.

•	Commenced service to Seattle from Atlanta on May 25, 2006.

•	Launched new nonstop service from Indianapolis to Los Angeles and San Francisco.

AirTran Holdings, Inc., will conduct a conference call to discuss second quarter results today at 10 a.m. EDT. A live broadcast of the conference call will be available via the internet at airtran.com.

AirTran Airways, a Fortune 1000 company and one of America’s largest low-fare airlines with more than 7,700 friendly, professional Crew Members, operates nearly 700 daily flights to 50 destinations. The airline’s hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways’ aircraft features the fuel-efficient Boeing 737-700 and 717-200 to create America’s youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft and the only airline with Business Class and XM Satellite Radio on every flight. For reservations or more information, visit airtran.com (America Online Keyword: AirTran).

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AirTran Holdings Reports Record Second Quarter Revenues

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2005. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

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* Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended June 30,		Percent Change
	2006	2005
Operating Revenues:
Passenger	$509,447	$353,705	44.0
Cargo	865	1,100	(21.4)
Other	17,851	11,518	55.0

Total operating revenues	528,163	366,323	44.2

Operating Expenses:
Salaries, wages and benefits	96,508	80,107	20.5
Aircraft fuel	175,116	108,265	61.7
Aircraft rent	56,915	47,789	19.1
Distribution	19,736	17,935	10.0
Maintenance, materials and repairs	39,569	25,683	54.1
Landing fees and other rents	26,380	20,684	27.5
Aircraft insurance and security services	6,386	5,958	7.2
Marketing and advertising	11,960	8,130	47.1
Depreciation	6,208	4,502	37.9
Other operating	34,884	27,734	25.8

Total operating expenses	473,662	346,787	36.6

Operating Income	54,501	19,536	—
Other (Income) Expense:
Interest income	(5,549)	(2,572)	—
Interest expense	8,617	4,860	77.3

Other (income) expense, net	3,068	2,288	34.1

Income Before Income Taxes	51,433	17,248	—
Income tax expense	19,475	5,889	—

Net Income	$31,958	$11,359	—

Earnings per Common Share
Basic	$0.36	$0.13	—
Diluted	$0.33	$0.13	—
Weighted-average Shares Outstanding
Basic	88,337	86,980	1.6
Diluted	101,398	100,781	0.6

EBITDA	$60,709	$24,038	—
Operating margin	10.3%	5.3%	5.0	pts.
Net margin	6.1%	3.1%	3.0	pts.

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	Three Months Ended June 30,				Percent Change
	2006		2005
Second Quarter Statistical Summary:
Revenue passengers	5,409,351		4,295,783		25.9
Revenue passenger miles (000s)	3,702,762		2,909,512		27.3
Available seat miles (000s)	4,739,070		3,844,783		23.3
Block hours	114,621		94,991		20.7
Passenger load factor	78.1%		75.7%		2.4pts.
Break-even load factor	70.2%		72.0%		(1.8)pts.
Average fare	$94.18		$82.34		14.4
Average yield per RPM	13.76	¢	12.16	¢	13.2
Passenger revenue per ASM	10.75	¢	9.20	¢	16.8
Operating cost per ASM	9.99	¢	9.02	¢	10.8
Fuel price neutral cost per ASM	9.08	¢	9.02	¢	0.7
Non-fuel operating cost per ASM	6.30	¢	6.20	¢	1.6
Average cost of aircraft fuel per gallon	226.13	¢	169.98	¢	33.0
Gallons of fuel burned	77,440,100		63,693,929		21.6
Weighted-average number of aircraft	113		94		20.2

AirTran Holdings, Inc.

Consolidated Statements of Income

(In thousands, except per share data and statistical summary)

(Unaudited)

	Six Months Ended June 30,		Percent Change
	2006	2005
Operating Revenues:
Passenger	$908,792	$642,841	41.4
Cargo	2,079	1,696	22.6
Other	33,334	21,493	55.1

Total operating revenues	944,205	666,030	41.8

Operating Expenses:
Salaries, wages and benefits	188,773	158,440	19.1
Aircraft fuel	314,391	193,703	62.3
Aircraft rent	110,652	92,371	19.8
Distribution	35,684	33,186	7.5
Maintenance, materials and repairs	78,683	48,973	60.7
Landing fees and other rents	49,033	38,726	26.6
Aircraft insurance and security services	12,285	11,211	9.6
Marketing and advertising	23,002	17,646	30.4
Depreciation	12,282	8,820	39.3
Other operating	69,416	52,859	31.3

Total operating expenses	894,201	655,935	36.3

Operating Income	50,004	10,095	—

Other (Income) Expense:
Interest income	(10,053)	(4,919)	—
Interest expense	16,042	9,803	63.6

Other (income) expense, net	5,989	4,884	22.6

Income Before Income Taxes	44,015	5,211	—
Income tax expense	16,665	1,881	—

Net Income	$27,350	$3,330	—

Earnings per Common Share
Basic	$0.31	$0.04	—
Diluted	$0.29	$0.04	—
Weighted-average Shares Outstanding
Basic	88,540	86,862	1.9
Diluted	102,083	89,347	14.3

EBITDA	$62,286	$18,915	—
Operating margin	5.3%	1.5%	3.8	pts.
Net margin	2.9%	0.5%	2.4	pts.

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	Six Months Ended June 30,				Percent Change
	2006		2005
Six Month Statistical Summary:
Revenue passengers	9,896,836		7,853,492		26.0
Revenue passenger miles (000s)	6,763,030		5,359,293		26.2
Available seat miles (000s)	9,060,814		7,318,781		23.8
Block hours	221,679		183,172		21.0
Passenger load factor	74.6%		73.2%		1.4	pts.
Break-even load factor	71.0%		72.7%		(1.7	)pts.
Average fare	$91.83		$81.85		12.2
Average yield per RPM	13.44	¢	11.99	¢	12.1
Passenger revenue per ASM	10.03	¢	8.78	¢	14.2
Operating cost per ASM	9.87	¢	8.96	¢	10.2
Fuel price neutral cost per ASM	9.01	¢	8.96	¢	0.6
Non-fuel operating cost per ASM	6.40	¢	6.32	¢	1.3
Average cost of aircraft fuel per gallon	212.04	¢	159.46	¢	33.0
Gallons of fuel burned	148,272,405		121,477,469		22.1
Weighted-average number of aircraft	110		92		19.6

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months and Six Months Ended June 30, 2006 and 2005

Pursuant to Regulation G of the Securities and Exchange Commission, we are providing further disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a basis consistent with U.S. Generally Accepted Accounting Principles (GAAP). Our disclosure of earnings before interest, taxes, depreciation and amortization (EBITDA), operating costs (CASM), non-fuel operating cost (Non-fuel CASM) and fuel price neutral cost per available seat mile (Fuel price neutral CASM), are consistent with financial measures reported by other airlines and are comparable to financial measures required in our submission to the United States Department of Transportation.

AirTran Holdings, Inc.

Reconciliation of GAAP Financial Information to

Non-GAAP Financial Information

(In thousands)

(Unaudited)

The following table reconciles net income to EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Net Income	$31,958	$11,359	$27,350	$3,330
Add back:
Income tax expense	19,475	5,889	16,665	1,881
Other (income) expense, net	3,068	2,288	5,989	4,884
Depreciation	6,208	4,502	12,282	8,820

EBITDA	$60,709	$24,038	$62,286	$18,915

The following table shows the calculation of operating cost, non-fuel operating cost and fuel price neutral cost, and per ASM:

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Total operating expenses	$473,662	$346,787	$894,201	$655,935
Less: aircraft fuel	(175,116)	(108,265)	(314,391)	(193,703)

Total operating expenses excluding aircraft fuel	$298,546	$238,522	$579,810	$462,232

Calculation of cost per ASM using GAAP amounts:
Total operating expenses	$473,662	$346,787	$894,201	$655,935
Available seat miles (000s)	4,739,070	3,844,783	9,060,814	7,318,781
Operating Cost per ASM (cents) (Total operating expenses/ASMs)	9.99	9.02	9.87	8.96

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Calculation of cost per ASM excluding fuel:
Total operating expenses excluding fuel (000s)	$298,546	$238,522	$579,810	$462,232
Available set miles (000s)	4,739,070	3,844,783	9,060,814	7,318,781
Operating cost per ASM excluding fuel (cents)	6.30	6.20	6.40	6.32
(Total operating expenses excluding fuel/ASMs)

Calculation of fuel price neutral cost per ASM:
Gallons of fuel burned	77,440,100		148,272,405
Prior year average cost of fuel (cents/gallons)	169.98		159.46
Total operating expenses	$473,662		894,201
Cost of aircraft fuel based on prior year price	131,633		236,435
Cost of aircraft fuel for current period	(175,116		(314,391

Adjusted total operating expenses	430,179		816,245

ASMs (000)
Fuel price neutral cost per ASM (cents)	4,739,070		9,060,814
	9.08		9.01